                                                                    Exhibit (21)

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

     The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.



                                                         State or Country of
     Name of Subsidiary                                    Incorporation
     ------------------                                  -------------------
     Apogee Enterprises International, Inc.                 Barbados
     Prism Assurance, Ltd.                                  Vermont
     W.S.A., Inc.                                           Minnesota
     Harmon, Inc.                                           Minnesota
     Norment Industries, Inc.                               Delaware
     Harmon Contract, Inc. (1)                              Minnesota
     Norshield Corporation                                  Alabama
     Harmon Contract Asia, Ltd. (2)                         Minnesota
     Harmon Contract Asia Sdn Bhd (3)                       Malaysia
     Harmon Contract U.K., Limited (4)                      United Kingdom
     Harmon Europe S.A. (5)                                 France
     Harmon CFEM Facades (UK) Ltd. (6)                      United Kingdom
     Harmon LTS (7)                                         France
     Harmon/CFEM Facades S.A. (8)                           France
     Harmon Facalu S.A. (8)                                 France
     Harmon Sitraco S.A. (8)                                France
     Harmon Voisin S. A. (8)                                France
     Milco Contracting, Inc. (9)                            Wisconsin
     Viracon, Inc.                                          Minnesota
     Viratec Thin Films, Inc. (10)                          Minnesota
     Viratec International, Inc. (11)                       Barbados
     Viracon/Curvlite, Inc.                                 Minnesota
     Tru Vue, Inc.                                          Illinois
     Harmon Glass Company                                   Minnesota
     First Call, Inc.                                       Florida
     American Management Group (12)                         Maine
     Apogee Sales Corporation (12)                          South Dakota
     Harmon Glass of Canada Ltd. (12) (13)                  Canada
     The Glass Depot, Inc.                                  Minnesota
     The Glass Depot of New York, Inc. (14)                 Minnesota
     Apogee Wausau Group, Inc.                              Wisconsin
     Dover Glass Co. (15)                                   Maine
     Adams Glass Co. (13) (15)                              Maine
     Glass Distributors, Inc. (13) (15)                     Maine
     Berlin Glass Co. (13) (15)                             Maine

(1)  Owned by W.S.A., Inc.
(2)  Owned by Harmon Contract, Inc.
(3)  Owned by Harmon Contract Asia, Ltd.
(4)  99.99%  owned by Harmon Contract, Inc. and
       .01% by Apogee Enterprises, Inc.
(5)  70% owned by various Apogee entities
(6)  99.99% owned by Harmon Europe S.A. and
       .01% by Apogee Enterprises, Inc.
(7)  99.5% owned by Harmon Europe S.A.
(8)  Owned by Harmon Europe S.A.
(9)  Owned by Apogee Wausau Group, Inc.
(10) Owned by Viracon, Inc.
(11) Owned by Viratec Thin Films, Inc.
(12) Owned by Harmon Glass Company
(13) Inactive
(14) Owned by The Glass Depot, Inc.
(15) Owned by American Management Group